UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2003

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court, Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 542-0500

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On October 13, 2003, SanDisk Corporation (the “Registrant”) issued a press release announcing that the United States District Court for the Northern District of California had ruled in the SanDisk patent case against Ritek Corporation and granted Ritek’s motion for summary judgment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Number	Description of Document

99.1	Press Release dated October 13, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2003
SanDisk Corporation

	By:	/s/	MICHAEL GRAY

		Name:	Michael Gray
		Title:	Chief Financial Officer and Sr. VP, Finance and Administration
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release dated October 13, 2003.